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                       EXCLUSIVE DISTRIBUTORSHIP AGREEMENT

This agreement is entered into effective 19th February, 1997 (the "EFFECTIVE DATE") between, Casinovations, a U.S. Corporation having its registered address at 3909 South Maryland Parkway, Suite 311, Las Vegas, Nevada 89119 USA ("MANUFACTURER") and RGB SDN BHD., a Malaysia Corporation having its registered address at 8 Green Hall, 10200 Pulau Pinang, Malaysia (DISTRIBUTOR").

WITNESSETH

WHEREAS, MANUFACTURER develops, manufactures, and sells various types of casino equipment for lawful markets worldwide; and

WHEREAS, DISTRIBUTOR desires to obtain the exclusive distributorship (as defined hereinafter) of all the Casino Equipment (as defined hereafter) from MANUFACTURER for sale in certain territory (as defined hereinafter),

NOW THEREFORE, it is agreed between the parties as follows:

1.	DISTRIBUTOR  APPOINTMENT AND TERRITORY

a.	MANUFACTURER hereby appoints DISTRIBUTOR, upon the terms and conditions of this Agreement as an exclusive distributors of it's Casino Card Shuffler Equipment Product line. Prices will be set for equipment so provided will be at a DISTRIBUTOR price discount as specified in clause 5b , herein, The exclusive TERRITORY granted to the DISTRIBUTOR is specified in Schedule "A".
b.	DISTRIBUTOR agrees not to buy, sell, or otherwise deal in within the
TERRITORY, any products which may be competitive with the PRODUCTS unless otherwise authorized by MANUFACTURER in writing.

2.     DEVELOPMENT OF TERRITORY, SALES AND SERVICE

a.	DISTRIBUTOR hereby accepts such appointment and agrees at its own expense to devote its best efforts to promote the distribution and sale of the PRODUCTS in the TERRITORY to its maximum potential.
b. From time to time special promotion measures may be taken by either party such as magazine advertisement, exhibitions, etc. Expenses of such joint sales promotion shall be borne between on a fifty-fifty (50/50) basis, to a maximum amount of US$5,000.00 each per annum, but will require prior written approval by both parties.
c.	MANUFACTURER agrees to provide technical training to DISTRIBUTOR's staff and/or customers at DISTRIBUTOR's facility without compensation. DISTRIBUTOR or DISTRIBUTOR's customers shall bear round trip airfare costs while MANUFACTURER will provide reasonable accommodation and meals for DISTRIBUTOR'S technician(s) to be dispatched in this regard,

3.	WARRANTY

a)	The date of warranty of MANUFACTURER'S PRODUCTS shall be the date of the arrival of the products at any port or airport of the destination.
b)	MANUFACTURER warrants the PRODUCTS have no defects in their design material and workmanship. Immediately after the discovery of any defects in the PRODUCTS, DISTRIBUTOR shall give MANUFACTURER a written notice to such effect together with clear evidence thereof. If, in MANUFACTURER's opinion, the defects are not due to its fault not attributable to MANUFACTURER by any reason, then it shall promptly notify DISTRIBUTOR of its denial of responsibility thereof. In such cases, both parties shall use their best efforts to solve the problem amicably in good faith.
c)	The obligation of MANUFACTURER under this warranty shall be limited to the supply of repair and/or replacement parts for the defective PRODUCTS in accordance with the provisions set forth hereafter. The warranty period after delivery of products will be decided by the manufacturer.

4.           PARTS

a.	Together with the first shipment of the PRODUCTS after the execution of this Agreement, MANUFACTURER provides DISTRIBUTOR with appropriate number
of free-of-charge spare parts as Distributor's stock for their supply of the same to its customers in the TERRITORIES. Terms and conditions of the supply of said spare parts such as quantity, prices, payment term shall be negotiated within a reasonable period of time after the effective date of this Agreement.
b.	DISTRIBUTOR shall keep all faulty parts replaced and maintain updated proper stock records and provide them with MANUFACTURER, if it so desires, so as to keep adequate stock level of spare parts constantly.

5.      PRICE

a.	The DISTRIBUTOR shall pay MANUFACTURER in United States Dollars
(USD), for all PRODUCTS ordered and shipped at the prices set as per clause 5b herein.
b.	The MANUFACTURER agrees to offer to the DISTRIBUTOR a minimum discount of 25% less than the promoted retail price in Nevada. The MANUFACTURER agrees to negotiate in good faith purchase prices for quantity and accelerated payments.

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6.      ORDER AND SHIPMENT

a.	All purchase orders for the PRODUCTS placed by DISTRIBUTOR with
MANUFACTURER shall be subject to the provisions of this Agreement. Any provision of any such order that is inconsistent with this Agreement or that may seek to impose any additional obligations upon MANUFACTURER shall be null and void unless approved in writing by both parties. MANUFACTURER will endeavor, so far as it may be practicable for it to do so, to fill such orders, but shall be under no liability to DISTRIBUTOR for any omission to do so, irrespective of the reason, nor shall any partial shipment or shipments against any order impose any liability upon MANUFACTURER with respect to the undelivered balance of any such order.
b.	All sales made under this Agreement shall be in accordance with and interpreted MANUFACTURER's under Malaysia law.
c.	MANUFACTURER shall not be responsible or liable for any loss, damage detention, or delay caused by fire, strike, civil or military authority, governmental restrictions or controls, insurrection or riot, railroad, marine or air embargoes, lockout, tempest, accident, breakdown of machinery, yield problems, delay in delivery of materials by other parties, or any cause which is unavoidable or beyond its reasonable control; nor in any event for consequential damages.

7.	RELATIONSHIP OF THE PARTIES AND WARRANTIES

DISTRIBUTOR is an independent contractor and in no wary an agent of MANUFACTURER, its being expressly agreed that the only relationship created by this Agreement is that of Manufacturer and Distributor. DISTRIBUTOR agrees not to make any representation, promise, guarantee or warranty on MANUFACTURER's behalf. DISTRIBUTOR further agrees that it has no authority to assume or create any obligation on MANUFACTURER'S behalf, expressed or implied, regarding MANUFACTURER's PRODUCTS or otherwise. MANUFACTURER only warrants the PRODUCTS sold by it to DISTRIBUTOR indicated herein. In no event shall MANUFACTURER be liable for damages by reason or failure of any products to function properly or for consequential or special damages.

8.	RECORDS AND REPORTS

The DISTRIBUTOR shall maintain a complete record of all PRODUCTS sold by the DISTRIBUTOR and furnish such data to MANUFACTURER upon its request.

9.	CUSTOM PRODUCTS

Custom products, for purpose of agreement, are defined as products which have specific function unique to a customer. All orders for custom products must be approved in writing by MANUFACTURER prior to acceptance by DISTRIBUTOR. Thereafter, DISTRIBUTOR will promptly notify MANUFACTURER of any circumstances which may affect that order and MANUFACTURER will keep DISTRIBUTOR informed of its progress in fulfilling such order.

10.	TERM  AND TERMINATION

a.	This Agreement shall be remain in full force and effect for a period of five (5) years from the EFFECTIVE DATE hereof, or until such earlier date as of which it may be terminated as hereinafter provided. If for any reason whatsoever the relations between the parties hereto shall continue beyond the said term hereof without formal written agreement as to the terms and conditions thereof, such continue of relations shall not be deemed a renewal or extension of said term beyond the said expiration date and the same shall be subject to immediate termination upon notice by either party to the other, but shall in all other respects be deemed to be subject to terms and conditions identical with those contained herein.
b.	If either party hereto shall fail to perform any of the obligations imposed upon it hereunder, the other party shall have the right as its option, to terminate this Agreement immediately by giving notice. In the event of a termination for cause hereunder, MANUFACTURER reserves the right to purchase from the DISTRIBUTOR and the DISTRIBUTOR shall sell to MANUFACTURER any PRODUCTS not sold which the DISTRIBUTOR may have on hand, at
the time of such termination.
c.	Independently of any violation of the provisions of this agreement, either party hereto may terminate this Agreement at any time and without cause, by giving the other party at least thirty (30) days notice of its election to do so. In the event of such termination by MANUFACTURER without cause, MANUFACTURER at its option may re-purchase DISTRIBUTOR's inventory of the PRODUCTS at fair market value to be determined at MANUFACTURER's sole discretion.
d.	Upon termination or expiration of this Agreement for any cause whatsoever, MANUFACTURER will, subject to all the terms hereof, complete its obligations hereunder as to any orders received from the DISTRIBUTOR and accepted by MANUFACTURER prior to the termination or expiration of this Agreement. Thereafter, MANUFACTURER or a new Distributor may complete any transaction inaugurated by DISTRIBUTOR but not therefore resulting in an accepted order. Upon such termination or expiration the DISTRIBUTOR shall immediately discontinue all promotion and advertising with respect to the PRODUCTS.
e.	Neither the expiration nor termination of this Agreement shall release DISTRIBUTOR from the obligation to pay any sum then may be owing MANUFACTURER or from the obligation to perform any other duty or to discharge any other liability that has been incurred prior thereto. Subject to the provisions of the immediately preceding sentence, however, neither party shall by reason of the expiration or termination of this Agreement be liable to the other for compensation or damage on account of the loss of present or prospective profits on sales or anticipated sales, or expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of DISTRIBUTOR's or MANUFACTURER'S business or goodwill.

f.	MANUFACTURER shall be entitled to immediately terminate this
Agreement by notice in writing to DISTRIBUTOR upon:

1.   The filing by DISTRIBUTOR of petition in bankruptcy or insolvency,
2.	Any adjudication that DISTRIBUTOR of any bankrupt or insolvent;
3.	The filing by DISTRIBUTOR of any petition seeking reorganization or readjustment or arrangement of the business of DISTRIBUTOR under any law relating to bankruptcy or insolvency;
4.	The appointment of a receiver for all or substantially all of the property of DISTRIBUTOR;
5.	The making by DISTRIBUTOR of any assignment or attempted assignment for the benefit of creditors;
	6.	The institution of any proceeding for the liquidation or
winding up of DISTRIBUTOR'S business or for the termination of its corporate charter.

11.        EXTRA-TERRITORIAL SALES

Without the prior written consent of MANUFACTURER in each instance, DISTRIBUTOR shall not, directly or indirectly, offer for resale, sell or ship PRODUCTS and/or replacement parts outside of the TERRITORY. Inquiries from customers or potential customers outside the TERRITORY shall be promptly referred to MANUFACTURER, who will reply in writing if the DISTRIBUTOR may pursue. Likewise, MANUFACTURER agrees that inquiries received from customers or potential customers in the TERRITORY shall be referred to DISTRIBUTOR.

12.       PRODUCT CHANGES

MANUFACTURER reserves the right, from time to time, without incurring any obligation to DISTRIBUTOR to discontinue any PRODUCTS or type thereof, to alter the design or construction thereof, and/or add new and additional types thereof to its line and in the event of any such action on MANUFACTURER's part, it shall give DISTRIBUTOR notice thereof as soon as it may be practicable to do so.

13.       MARKET REPRESENTATIONS

DISTRIBUTOR acknowledges and agrees that MANUFACTURER has made no statements or representations as to the size of the market for the PRODUCTS or as to the amount of profits to be received by DISTRIBUTOR acknowledges that in entering into this Agreement it is relying entirely on its own estimate as to the market for the PRODUCTS.

14.       CONFIDENTIALITY

DISTRIBUTOR agrees to hold all marketing, sales, business and technical information regarding MANUFACTURER or its customers in strict test confidence and disclose no such information to any third party during the term of this Agreement and for three (3) years after its termination or cancellation.

15.        NON ASSIGNMENT AND NOTICE OR CERTAIN CHANGES

Without MANUFACTURER's prior written consent, neither this Agreement for any interest therein shall be transferable or assignable by DISTRIBUTOR, by operation of law or otherwise. DISTRIBUTOR shall immediately notify MANUFACTURER in writing of any substantial change in the ownership, financial interests or active management of DISTRIBUTOR. MANUFACTURER may assign this agreement to a subsidiary or success or in interests.

16.       GOVERNMENTAL PERMITS AND LICENSES

DISTRIBUTOR shall obtain at its own expenses all necessary governmental permits/licenses for but not limited to the importation, sale, installment, operation, repair, maintenance and bear the cost such as, but not limited to import duty and any other related taxes imposed into the TERRITORY of the PRODUCTS purchased by DISTRIBUTOR.

17.       RELEASE FROM CLAIMS

In consideration of the execution of this Agreement by MANUFACTURER DISTRIBUTOR, DISTRIBUTOR hereby releases MANUFACTURER from all claims, demands or other liabilities, if any there be as of to the date execution of this Agreement by DISTRIBUTOR, except indebtedness due under a written contract with MANUFACTURER or a written warranty issued by MANUFACTURER.

18.      USE OF NAME AND TRADE-MARKS

DISTRIBUTOR shall not use in its corporate firm or business name or allow to be used by others, insofar as it may have any power to prevent such use the name "CASINOVATIONS" or any other trade name or trade-mark adopted by MANUFACTURER or any words or names or combination of words or names closely

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resembling any of them provided, however, that during the term hereof
DISTRIBUTOR shall have the right to and shall indicate to the public and to the trade by names of advertising, pamphlets, letterheads or other media for the purpose of selling the PRODUCTS in and for the TERRITORY that the DISTRIBUTOR is the authorized distributor of the PRODUCTS. Upon the expiration or termination of this Agreement, DISTRIBUTOR, forthwith shall discontinue the use of the name "CASINOVATIONS" and of any other name or names or any combination of words or design or trade-mark or trade names that would indicate or tend to indicate that DISTRIBUTOR was or is a distributor of the PRODUCTS.

19.	NO LICENSES IMPLIED OR GRANTED

No licenses are granted or implied by this Agreement under any intellectual property owned or controlled by MANUFACTURER or under which MANUFACTURER has any rights except the right to buy, sell and deal in the PRODUCTS furnished by MANUFACTURER. No rights to manufacture are granted by this Agreement. DISTRIBUTOR agrees that it will not remove or alter MANUFACTURER's patent number or other marks affixed to the PRODUCTS or permits the same to be done.

20.      WAIVER

The failure of either party at any time to require performance by the other party of any provisions hereof shall in no way affect the full to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provisions hereof be a waiver of any succeeding breach of the same or any other such provisions or be a waiver of the provision itself.

21.	BINDING

The official and binding version of this Agreement shall be English irrevocable of the language into which it may be translated.

22.	NOTICES

Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by facsimile or mail and shall be deemed to have received if personally served when served, if mailed on the fifth business day after deposit in Malaysian mail or US mail, as the case may be, with airmail postage I prepaid and properly addressed. For purposes hereof the address I of the parties hereto (until a notice of change thereof is given as provided in this Section) will be as follows:

MANUFACTURER:

CASINOVATIONS INCORPORATED
3909 South Maryland Parkway
Suite 31 1 Las Vegas
Nevada 89119 U.S.A
Attn.:	Mr. Steven J Blad
Phone:	1-702-733-7195
Fax: 1 702 733 7197

DISTRIBUTOR:

RGB SDN BHD
8 Green Hall
10850 Penang
Malaysia
Attn.:	Mr. Chuah Kim Seah
Phone:	60-4-263 1111
Fax: 604 2631188


23.       GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of Malaysia/United States excluding any law or principle which would apply the law of any other jurisdiction. The rights and obligations of the parties shall not be governed by the provisions of the U.N. Convention on Contracts for the International Sale of Goods.

24.	ARBITRATION

Both parties herein agree to the following method of the arbitration:

a.	Any dispute issue difference of opinion arising parties hereto out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in Kuala Lumpur in accordance with the Commercial Arbitration Rules of The Arbitration Association, unless otherwise agreed between the parties. The award rendered by arbitrator(s) shall be final and binding upon both parties.
b.	If applicable, the parties shall have the right to conduct
discovery, provided that the arbitrator(s) may order that any particular discovery initiated by a party be taken if the arbitrator(s) determine that such discovery is reasonably necessary for the presentation of the requesting party's case.
c.	The language of the arbitration shall be English.

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d.	In the event of arbitration concerning this Agreement, the
prevailing party in such proceeding shall be entitled to reimbursement from the other party for all reasonable attorney's fees and costs incurred with respect to such proceeding.
e.	This provision 25 shall survive the expiration or termination of this Agreement for a period of three(3) years.

25.	EXECUTION

This Agreement shall not be effective nor binding upon MANUFACTURER until signed on its behalf by an authorized officer, nor shall any modification, renewal, termination or waiver of any of the provisions herein contained. or any future representation, promise condition or waiver in connection with the subject matter hereof be binding upon MANUFACTURER unless made in writing and executed by MANUFACTURER in the same manner.

26.	INTEGRATION

This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior writings and discussions between them and neither party shall be bound by any terms, conditions, definitions, warranties or representations other than as expressly provided herein or as duly forth on or subsequent to the date hereof in writing signed by the party to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives.

MANUFACTURER:                         DISTRIBUTOR:
CASINOVATIONS INC.                    RGB SDN BHD.

By:  Mr. Steven Blad		                Mr. Chuah Kim Seah
Title:  Executive Vice President      Title:  Director
Date:  2/20/97			                     Date:  2/20/97


                      EXHIBIT "A" TERRITORY

The entire Asian RIM area including but not limited to Malaysia, Singapore China, Hong Kong, Korea Vietnam Indonesia Thailand, The Philippines, Nepal, Cambodia India, Sri Lanka, Macau, Myanmar, Laos, Cruise Ships based in Malaysia, Singapore & Hong Kong, Islands in the Asian areas.

The Territory specifically excludes Japan, Australia, and New Zealand which will be treated as common distributor areas.